SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 2, 2000

                                ANDOVER.NET, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                000-28355                   04-3153168
(State of Incorporation)   (Commission File Number)      (IRS Employer
                                                           Identification No.)

                                  50 Nagog Park
                                 Acton, MA 01720
               (Address of principal executive offices) (Zip Code)

                                 (978) 635-5300
              (Registrant's telephone number, including area code)

                                       N/A
          (former name or former address, if changed since last report)


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ITEM 1(b).        CHANGES IN CONTROL OF THE REGISTRANT.

         On  February  2,  2000,  Andover.Net,   Inc.  ("Andover"),  a  Delaware
corporation,  VA Linux Systems, Inc.("VA Linux"), a Delaware  Corporation   and
Atlanta Acquisition Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of VA Linux, entered into an Agreement and Plan of Reorganization, dated as of February 2, 2000 pursuant to which, among other things, Merger Sub will merge with and into Andover, with either Andover or Merger Sub as the surviving corporation (the "Merger"). The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         The transaction is subject to certain closing conditions, including customary regulatory approvals and the approval of Andover's stockholders. Holders of approximately 46.5% of Andover's outstanding common stock have executed agreements to vote their shares in favor of the transaction.

The press release announcing this transaction is filed as Exhibit 99.1 hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Not Applicable.

(b)      Not Applicable.

(c)      Exhibits

Exhibit No.                               Description

2.1 Agreement and Plan of Reorganization, by and between VA Linux Systems, Inc., Atlanta Acquisition Corp. and Andover.Net, Inc., dated as of February 2, 2000.

99.1 Press Release, dated February 3, 2000 relating to a definitive agreement for the acquisition of Andover.Net, Inc. by VA Linux Systems, Inc.




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date:  February 16, 2000

                                        ANDOVER.NET, INC.

                                  By:   /s/Bruce A. Twickler
                                        Bruce A. Twickler
                                        President and Chief Executive Officer





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                                  EXHIBIT INDEX

Exhibit No.                               Description

2.1 Agreement and Plan of Reorganization, by and between VA Linux Systems, Inc., Atlanta Acquisition Corp. and Andover.Net, Inc., dated as of February 2, 2000.

99.1 Press Release, dated February 3, 2000 relating to a definitive agreement for the acquisition of Andover.Net, Inc. by VA Linux Systems, Inc.